Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Fuel Systems Solutions, Inc.

3030 South Susan Street

Santa Ana, CA 92704

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated February 25, 2005, except for Note 15 as to which the date is March 31, 2005, relating to the consolidated financial statements and schedules of BRC S.r.l., which are contained in that Prospectus.

/s/ BDO Sala Scelsi Farina S.p.A.
BDO Sala Scelsi Farina S.p.A.
Milan, Italy

January 5, 2007